Exhibit 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Athena Consumer Acquisition Corp. (the “Company”) for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Angelina Smith, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: March 30, 2023

By:	/s/ Angelina Smith
Name:	Angelina Smith
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)